SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_] Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-12

                              CH ENERGY GROUP, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(4)  and 0-11.
     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     (5) Total fee paid:
     ---------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     (3)  Filing Party:
     ---------------------------------------------------------------------------
     (4)  Date Filed:
     ---------------------------------------------------------------------------

                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE

                        POUGHKEEPSIE, NEW YORK 12601-4879










                                                                   March 3, 2004

To the Holders of Common Stock:

     I am pleased to invite you to the Annual Meeting of Shareholders of CH Energy Group, Inc. (the "Corporation").

     The Annual Meeting of Shareholders will be held at the Corporation's office in Poughkeepsie, New York on Tuesday, April 27, 2004, at 10:30 AM. A Notice of the Annual Meeting of Shareholders and Proxy Statement are attached.

     We request that you mark, sign, date, and mail the enclosed proxy promptly. Prompt return of your voted proxy will reduce the cost of further mailings. As an alternative to returning your proxy by mail, you can also vote your shares by proxy by calling the toll-free number on your proxy or by using the Internet at http://www.eproxyvote.com/chg. Both methods of voting are available twenty-four hours a day, seven days a week, and will be accessible until 12:01 AM on April 20, 2004. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     The response from our shareholders in the past to annual proxy statements has been outstanding, and this year we are once again looking forward to receiving your proxy.

     You are cordially invited to attend the Annual Meeting of Shareholders in person. It is always a pleasure for me and the other members of the Board of Directors to meet with our shareholders. We look forward to greeting as many of you as possible at the meeting.



                                       Paul J. Ganci
                                       EXECUTIVE CHAIRMAN OF THE BOARD

                              CH ENERGY GROUP, INC.

                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879

            -------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
            -------------------------------------------------------


To the Holders of Common Stock:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CH Energy Group, Inc. (the "Corporation") will be held:

TIME .............. 10:30 a.m. on Tuesday, April 27, 2004

PLACE ............. Office of the Corporation
                    284 South Avenue
                    Poughkeepsie, New York 12601-4879

ITEMS OF BUSINESS . (1) To elect three Directors whose terms expire in April
                        2007; and
                    (2) To act upon any other matters that may properly come
                        before the meeting.

RECORD DATE ....... Holders of Record of Common Shares on the close of business on March 1, 2004, are entitled to vote at the meeting.

ANNUAL  REPORT .... The Annual Report to  Shareholders,  as combined with the
                    Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission, is enclosed.

PROXY VOTING ...... It is important that your shares be represented and voted at the Annual Meeting of Shareholders. Please MARK, SIGN, DATE, AND RETURN PROMPTLY the enclosed proxy in the postage-paid envelope furnished for that purpose. As an alternative to returning your proxy by mail, you can also vote your shares by proxy by calling the toll-free number on your proxy or by using the Internet at http://www.eproxyvote.com/chg. Both Internet and telephone voting are available twenty-four hours a day, seven days a week, and will be accessible until 12:01 AM on April 20, 2004. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the meeting.

                                             By Order of the Board of Directors,



                                                             Lincoln E. Bleveans
                                                             CORPORATE SECRETARY


March 3, 2004

                                TABLE OF CONTENTS


                                                                            PAGE

PROXY STATEMENT ............................................................. 1

CURRENT DIRECTORS, CLASSES, AND TERMS OF OFFICE ............................. 3

PROPOSAL NO. 1--ELECTION OF DIRECTORS ....................................... 4

GOVERNANCE OF THE CORPORATION ............................................... 7

REPORT OF THE AUDIT COMMITTEE .............................................. 13

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION ..................................................... 15

EXECUTIVE COMPENSATION ..................................................... 18

OTHER MATTERS .............................................................. 25

APPENDIX A--AUDIT COMMITTEE CHARTER ........................................ 26

                                 PROXY STATEMENT

     The enclosed proxy is being solicited by the Board of Directors of CH Energy Group, Inc. (the "Corporation") for use in connection with its Annual Meeting of Shareholders to be held on April 27, 2004 (the "Annual Meeting"). This proxy statement and enclosed proxy are being sent to the Corporation's shareholders on or about March 3, 2004. The mailing address of the principal executive office of the Corporation is 284 South Avenue, Poughkeepsie, New York 12601-4879.

     The  Corporation  is the  holding  company  parent of Central  Hudson Gas &
Electric   Corporation   ("Central   Hudson")  and  Central  Hudson  Enterprises
Corporation ("CHEC"), and their respective subsidiaries.


SHAREHOLDERS ENTITLED TO VOTE

     The record of shareholders entitled to notice of, and to vote at, the Annual Meeting was taken at the close of business on March 1, 2004. At that date, there were 15,762,000 shares of common stock ($0.10 par value) of the Corporation ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at the Annual Meeting.


PROXIES


HOW YOU CAN VOTE

     Shareholders  of record can give a proxy to be voted at the Annual  Meeting
(i)   by   telephone,    (ii)   electronically,    using   the   Internet,    at
http://www.eproxyvote.com/chg, or (iii) by mail. Shareholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

     The telephone and Internet voting procedures have been set up for shareholder convenience and have been designed to authenticate shareholder identity, to allow shareholders to give voting instructions, and to confirm that those instructions have been recorded properly. If shareholders of record wish to vote by proxy by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy. If shareholders wish to vote using a paper format and return their signed proxy before the Annual Meeting, their shares will be voted as directed.

     Whether shareholders choose to vote by telephone, electronically using the Internet, or by mail, they can specify whether their shares should be voted for the Board of Directors' nominees for Director, as shown on the proxy.

     IF SHAREHOLDERS DO NOT SPECIFY ON THEIR PROXY (OR WHEN GIVING THEIR PROXY BY TELEPHONE OR BY USING THE INTERNET) HOW THEY WANT TO VOTE THEIR SHARES, IT IS THE INTENTION OF THE PERSONS NAMED ON THE PROXY TO VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SET FORTH UNDER "PROPOSAL NO. 1--ELECTION OF DIRECTORS" HEREIN. ABSTENTIONS AND BROKER NON-VOTES ARE VOTED NEITHER "FOR" NOR "AGAINST" AND HAVE NO EFFECT ON THE VOTE BUT ARE COUNTED IN THE DETERMINATION OF A QUORUM.


REVOCATION OF PROXIES

     A shareholder may revoke his or her proxy at any time before it is exercised in any of three ways:

     (a) by submitting written notice of revocation to the Corporate Secretary;

     (b) by submitting another proxy by telephone, electronically, using the Internet, at http://www.eproxyvote.com/chg, or by mail that is later dated and (if by mail) that is properly signed; or

     (c) by voting in person at the Annual Meeting.

COST OF PROXY SOLICITATION

     The cost of preparing, printing, and mailing the notice of meeting, proxy statement, proxy, and annual report will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees, and fiduciaries are requested to forward soliciting material to their principal(s) and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D.F. King & Co., Inc. of New York, New York, a proxy solicitation organization, to assist in the solicitation of proxies. The fee of such organization in connection therewith is estimated to be $7,000, plus reasonable out-of-pocket expenses.


SHAREHOLDER COMMUNICATIONS

     Highlights of the 2004 Annual Meeting of Shareholders will be published on the Corporation's Internet site at www.chenergygroup.com and in the Corporation's May 2004 Report to Shareholders. The text of the remarks of the Executive Chairman of the Board and of the President and Chief Executive Officer at the Annual Meeting will also be published on the same Internet site.

     Shareholders may obtain information relating to financial and statistical reports of the Corporation and information relating to their own share ownership by contacting the Corporation's Director of Shareholder Relations at 845-486-5383 or by writing to the Director of Shareholder Relations at 284 South Avenue, Poughkeepsie, New York 12601-4879.

     Shareholder communications related to any aspect of the Corporation's business are also welcome. Space for comments is provided on the proxy given to shareholders of record.

     Shareholders may also submit written communications to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879. Although all communications may not be answered on an individual basis, they do assist the Directors and management in addressing the needs of shareholders.

     Each such communication received by the Corporate Secretary from a shareholder is reviewed by him to determine how it should be handled. Not all communications from shareholders are communicated directly to the Board of Directors.

     If the subject matter of a communication from a shareholder is a concern or complaint regarding the accuracy or integrity of the Corporation's accounting, auditing, or financial reporting, the Corporate Secretary follows the procedures established by the Board of Directors for "Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing or Financial Reporting." These procedures are set forth in Section IV of the Corporation's Code of Business
Conduct and Ethics, which is available on the Corporation's Internet site at www.chenergygroup.com.

     A shareholder may send a written communication to the Board of Directors or to specific individual Directors by addressing the communication to the Board of Directors or to an individual Director and submitting the communication to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879.

     The Vice Chairman of the Board of Directors, Heinz K. Fridrich, is an independent Director and has been designated by the Board to preside at the executive sessions of the non-management Directors.

     If interested parties wish to make a concern known to the non-management Directors, they may do so in a writing submitted in accordance with the procedures established by the Board of Directors for "Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing or Financial Reporting." These procedures are set forth in Section IV of the Corporation's Code of Business Conduct and Ethics, which is available on the Corporation's Internet site at www.chenergygroup.com. Each such writing submitted in accordance with these procedures will be communicated directly to Mr. Fridrich.

SHAREHOLDER PROPOSALS

     A  shareholder  who  would  like  to  have  a  proposal   included  in  the
Corporation's 2005 Proxy Statement must submit the proposal so that the Corporate Secretary receives it no later than November 2, 2004. The Rules of the Securities and Exchange Commission contain procedures governing shareholder proposals that may be included in a proxy statement. In addition, the Corporation's By-laws must be followed.

     The By-laws require any shareholder wishing to make a nomination for Director or to introduce a proposal or other business at the Corporation's 2005 Annual Meeting of Shareholders to give the Corporation advance written notice thereof no earlier than January 28, 2005, and no later than February 27, 2005.

     A copy of the Corporation's By-laws may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879.


                 CURRENT DIRECTORS, CLASSES, AND TERMS OF OFFICE

     The Corporation's Restated Certificate of Incorporation and By-laws require that the Board of Directors be divided into three classes as nearly equal in number as possible with staggered terms so that, at each Annual Meeting of Shareholders, one class of Directors will stand for election to a three-year term. The Directors currently in classes are listed below; their respective terms of office expire as of the Annual Meeting of Shareholders in the years listed below:

                                 CLASS I - 2004
                             Edward F. X. Gallagher
                                 Steven V. Lant

                                 CLASS II - 2005
                                Steven M. Fetter
                                Stanley J. Grubel

                                CLASS III - 2006
                                Heinz K. Fridrich
                                  Paul J. Ganci
                                 E. Michel Kruse

     On February 20, 2004, the Board of Directors increased the number of Directors by one to a total of eight, and elected Jeffrey D. Tranen as a Director. Mr. Tranen, as a Director elected by the Board, serves without a class designation until the Annual Meeting. If elected at the Annual Meeting, Mr. Tranen will be a Class I Director with a term expiring at the Annual Meeting of Shareholders in 2007.

     Three Class I Directors are to be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote.

     The nominees for these Directorship positions are set forth in Proposal No. 1 below. Although the Board of Directors does not contemplate that the nominees will be unable to serve, should such a situation arise prior to the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons acting thereunder.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors proposes the following nominees to be elected to the Board of Directors at the Annual Meeting, their terms to expire at the Annual Meeting of Shareholders in the year noted below or until a successor is elected and qualified. The Board of Directors recommends a vote in favor of each such nominee:

                                 CLASS I - 2007
                             Edward F. X. Gallagher
                                 Steven V. Lant
                                Jeffrey D. Tranen

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 1.


NOMINEES AND OTHER DIRECTORS

     The following table sets forth (i) the name and age of each nominee and of each Director of the Corporation whose term of office continues after the Annual Meeting, (ii) the principal occupation and employment of each person during the past five years, (iii) positions and offices with the Corporation held by each person, and (iv) the period during which each has served as a Director of the Corporation. Each nominee is currently serving as a Director of the Corporation.


                                    PRINCIPAL OCCUPATION AND BUSINESS                                                  PERIOD OF
                                       EXPERIENCE DURING THE PAST               POSITIONS OR OFFICES WITH             SERVICE AS
NAME AND AGE                                  FIVE YEARS(1)                        THE CORPORATION(1)               DIRECTOR BEGAN
------------------------------------------------------------------------------------------------------------------------------------
                               NOMINEES FOR ELECTION AS CLASS I DIRECTORS SERVING FOR A TERM EXPIRING IN 2007

Edward F. X. Gallagher ....... Chairman of a group of transportation            Director                                 1999,
   70                            companies, including Gallagher                                                       served as a
[PHOTO OMITTED]                  Truck Center, Leprechaun Lines,                                                      Director of
                                 and TLC Tours                                                                          Central
                                        Newburgh, NY                                                                     Hudson
                                                                                                                      beginning in
                                                                                                                         1984(2)


Steven V. Lant ............... Present positions; except Chief Operating        President and Chief                       2002
   47                            Officer and Chief Financial Officer of the       Executive Officer of the
[PHOTO OMITTED]                  Corporation, 2002-2003; Chief Financial          Corporation(3); Chief
                                 Officer of the Corporation, of Central Hudson,   Executive Officer of
                                 and of Central Hudson Energy Services, Inc.      Central Hudson;  President
                                 ("CH Services"), 2001-2002; Chief Financial      and Chief Executive Officer
                                 Officer and Treasurer of the Corporation, of     of CHEC;  Director of the
                                 Central Hudson, and of CH Services, 1999-2001;   Corporation, of Central
                                 Chief Financial Officer, Treasurer, and          Hudson, and of CHEC
                                 Corporate Secretary of Central Hudson,
                                 1998-1999
                                        Poughkeepsie, NY

                                    PRINCIPAL OCCUPATION AND BUSINESS                                                  PERIOD OF
                                       EXPERIENCE DURING THE PAST               POSITIONS OR OFFICES WITH             SERVICE AS
NAME AND AGE                                  FIVE YEARS(1)                        THE CORPORATION(1)               DIRECTOR BEGAN
------------------------------------------------------------------------------------------------------------------------------------

Jeffrey D. Tranen ............ Senior Vice President, Lexecon Inc.; Director,   Director                                 2004
   57                            Doble Engineering Company, MA; Director,
[PHOTO OMITTED]                  Oglethorpe Power Corporation, GA; Director,
                                 Earthfirst Technologies Incorporated, FL,
                                 2001-2002; President and Chief Operating
                                 Officer, Sithe Northeast Inc., 1999-2000;
                                 President and Chief Executive Officer,
                                 California Independent System Operator,
                                 1997-1999
                                        New York, NY

                               INCUMBENT CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2005

Steven M. Fetter ............. President, Regulation UnFettered; Board member,  Director; Chairman of the                2002
   51                            National Regulatory Research Institute (at       Audit Committee of the
[PHOTO OMITTED]                  Ohio State University), Keystone Center          Board of Directors
                                 Energy Program, Regulatory Information
                                 Technology Consortium; Group Head and Managing
                                 Director, Global Power Group, FitchRatings,
                                 1998-2002; Chairman and Commissioner of the
                                 Michigan Public Service Commission, 1987-1993;
                                 Acting Associate Deputy Under Secretary of
                                 Labor, U.S. Department of Labor, 1987
                                        Fair Haven, NJ

Stanley J. Grubel ............ Consultant; Director, Asyst Technologies, Inc.,  Director; Chairman of the                1999,
   60                            CA; Vice President and General Manager,          Compensation Committee               served as
[PHOTO OMITTED]                  Philips Semiconductor Manufacturing, Inc.,       of the Board of Directors            a Director
                                 2000-2001; Chief Executive Officer, MiCRUS,                                           of Central
                                 1995-2000                                                                               Hudson
                                        White Plains, NY                                                              beginning in
                                                                                                                       May 1999(2)

                                    PRINCIPAL OCCUPATION AND BUSINESS                                                  PERIOD OF
                                       EXPERIENCE DURING THE PAST               POSITIONS OR OFFICES WITH             SERVICE AS
NAME AND AGE                                  FIVE YEARS(1)                        THE CORPORATION(1)               DIRECTOR BEGAN
------------------------------------------------------------------------------------------------------------------------------------
                               INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2006
Heinz K. Fridrich ............ Industry Professor Emeritus, University of       Director; Vice Chairman                  1999,
   70                            Florida at Gainesville; Director,                of the Board of Directors           served as a
[PHOTO OMITTED]                  Veeco Instruments, NY; Director, Solectron       and Chairman of Governance          Director of
                                 Corp., CA                                        and Nominating Committee              Central
                                        Fernandina Beach, FL                      of the Board of Directors              Hudson
                                                                                                                       beginning
                                                                                                                        1988(2)

Paul J. Ganci ................ Present positions since July 2003; Chairman,     Executive Chairman of the Board          1999,
   66                            President and Chief Executive Officer of the     of the Corporation(3);              served as a
[PHOTO OMITTED]                  Corporation, 2002-2003; Chairman of the          Executive Chairman of the           Director of
                                 Board and Chief Executive Officer of the         Board of Central Hudson;              Central
                                 Corporation, 1998-2002                           Executive Chairman of the Board        Hudson
                                        Poughkeepsie, NY                          of CHEC                              beginning
                                                                                                                         1989

E. Michel Kruse .............. Retired; Chairman and Senior Advisor -           Director; Chairman of the Strategy       2002
   60                            Financial Institutions Group of UBS Warburg,      and Finance Committee of the
[PHOTO OMITTED]                  2000-2002; Chief Executive of BHF- Bank AG,       Board of Directors
                                 Frankfurt, Germany, 1997-1999; Chief
                                 Financial Officer and Vice Chairman of the
                                 Board of The Chase Manhattan Corporation,
                                 1992-1996
                                        Greenwich, CT

------------------------------
(1) Based on information furnished to the Corporation as of December 31, 2003. With respect to Jeffrey D. Tranen, based on information furnished by that specific individual as of February 19, 2004.
(2)  Resigned as a Director of Central Hudson, effective December 15, 1999.
(3) On January 30, 2004, the Corporation announced the appointment of Mr. Lant as Chairman of the Board of Directors of the Corporation, effective April 27, 2004, following the Annual Meeting of Shareholders. Mr. Ganci will step down from his position as Executive Chairman of the Board at the conclusion of the Annual Meeting. Mr. Lant will continue to serve as President and Chief Executive Officer of the Corporation.

                          GOVERNANCE OF THE CORPORATION

     The Board of Directors has eight members, six of whom are independent under the definition of independence contained in the Listed Company Manual of the New York Stock Exchange. Only independent Directors serve on the Corporation's Audit Committee, Governance and Nominating Committee, and Compensation Committee.

     During 2003, the Board of Directors held nine meetings and the Committees held a total of twenty-six meetings. All Directors then serving on the Board attended all of the Board meetings and all of the meetings of the Committees on which they served.

     The Board of Directors has adopted statements of governance principles set forth in a document entitled "Corporate Governance." Section I of this document sets forth the Corporation's statement of "Our Principles and Culture." Section II of this document sets forth the Corporation's statement of "Our Governance Guidelines." The entire document is available on the Corporation's Internet site at www.chenergygroup.com.


COMMITTEES OF THE BOARD OF DIRECTORS

     In 2003, the Board of Directors restructured its standing Committees to better reflect the Board's current focus and recent legislative and rule changes promulgated by the U.S. Congress, the Securities and Exchange Commission, and the New York Stock Exchange. The functions of the former Compensation and Succession Committee, which consisted only of independent Directors, are now handled by the Governance and Nominating Committee and by the Compensation Committee. The former Business Development Committee and the former Finance Committee were reconstituted as the Strategy and Finance Committee. The Corporation's standing Committees are the Audit Committee, the Compensation Committee, the Executive Committee, the Governance and Nominating Committee, and the Strategy and Finance Committee. The Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Strategy and Finance Committee are described below.


AUDIT COMMITTEE

     The members of the Audit Committee are Steven M. Fetter, Heinz K. Fridrich, Edward F. X. Gallagher, and E. Michel Kruse. Mr. Fetter is the Chairman of the Audit Committee. The Audit Committee met seven times in 2003.

     The Board of Directors has determined that these Committee members have no financial or personal ties to the Corporation (other than director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange standard for independence.

     The Board of Directors has also determined that E. Michel Kruse meets the Securities and Exchange Commission criteria for an "audit committee financial expert" and the New York Stock Exchange standard of having accounting or related financial management expertise. Mr. Kruse's extensive background and experience includes serving as the Chief Financial Officer and Vice Chairman of the Board of The Chase Manhattan Corporation.

     The function of the Audit Committee is to assist the Board of Directors in its oversight of (a) the accounting and financial reporting processes of the Corporation, and (b) the auditing of the financial statements of the Corporation, and is discussed in the Report of the Audit Committee, which is set forth beginning on page 13 of this proxy statement.

     The Audit Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is attached to this proxy statement as Appendix A. A copy of the Charter is also available on the Corporation's Internet site at www.chenergygroup.com.

COMPENSATION COMMITTEE

     The members of the Compensation  Committee are Steven M. Fetter and Stanley
J. Grubel. Mr. Grubel is the Chairman of the Compensation Committee. The Compensation Committee (and its predecessor committee, the Compensation and Succession Committee) met seven times in 2003.

     The Board of Directors has determined that these Committee members have no financial or personal ties to the Corporation (other than director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange standard for independence.

     The function of the Compensation Committee is (a) to assist the Board of Directors in its oversight of the executive compensation and benefits programs of the Corporation and (b) to produce, in accordance with the rules of the Securities and Exchange Commission, an annual report on executive compensation for inclusion in the Corporation's annual proxy statement.

     The Compensation Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is available on the Corporation's Internet site at www.chenergygroup.com.


GOVERNANCE AND NOMINATING COMMITTEE

     The members of the Governance and Nominating Committee are Steven M. Fetter, Heinz K. Fridrich, and E. Michel Kruse. Mr. Fridrich is the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee (and its predecessor committee, the Special Committee on Corporate Governance) met five times in 2003.

     The Board of Directors has determined that these Committee members have no financial or personal ties to the Corporation (other than director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange standard for independence.

     The function of the Governance and Nominating Committee is to assist the Board of Directors in (a) organizing itself to effectively carry out its responsibilities and (b) nominating for election to the Board persons who have experience, backgrounds and skills appropriate for the current needs of the Corporation.

     The Governance and Nominating Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is available on the Corporation's Internet site at www.chenergygroup.com.


STRATEGY AND FINANCE COMMITTEE

     The members of the Strategy and Finance Committee are Edward F. X. Gallagher, Paul J. Ganci, Stanley J. Grubel, E. Michel Kruse, and Steven V. Lant. Mr. Kruse is the Chairman of the Strategy and Finance Committee.

     The function of the Strategy and Finance Committee is to assist the Board of Directors in its oversight of the Corporation's strategic direction, business and financial planning, evaluation of contingencies, financing policies, and consistent implementation of action plans.

     The Strategy and Finance Committee operates under a written Charter which sets out the functions and responsibilities of this Committee. A copy of the Charter is available on the Corporation's Internet site at www.chenergygroup.com.


DIRECTOR NOMINATION PROCESS

     The Governance and Nominating Committee of the Board of Directors is responsible for identifying, evaluating, and recommending to the Board nominees for election as Directors of the Corporation.

     The Governance and Nominating Committee seeks to nominate persons for election to the Board of Directors who have experience, backgrounds, and skills appropriate for the current needs of the Corporation. In carrying out the nomination process, the Committee works to identify potential candidates and welcomes recommendations from other members of the Board, members of management, shareholders, and other interested persons. From time to time, the Committee also may retain a professional search firm to assist in identifying and evaluating candidates. In this connection, Jeffrey D. Tranen, who was recently elected as a Director of the Corporation and who is standing for election as a Class I Director at this Annual Meeting, was recommended to the Governance and Nominating Committee by the professional search firm of Russell Reynolds Associates, Inc. as a potential candidate for election to the Board.

     On an annual basis, the Governance and Nominating Committee reviews the current size, composition, and organization of the Board and of its Committees, determines future needs and makes recommendations to the Board as appropriate. The Committee evaluates Director candidates, including incumbent Directors, and seeks to recommend nominees who would strengthen the Board and fill needs for particular skills or attributes among the Directors. This evaluation is performed in the context of Board-approved "Criteria for Selecting New Directors" and of Sections 2, 3, 4, and 5 of the Corporation's Governance Guidelines. These Sections of the Governance Guidelines relate to the functions of the Board, the responsibilities and duties of Directors, the desired qualifications of Directors, and the requirement that a majority of Directors be independent in accordance with the Listed Company Manual of the New York Stock Exchange. The Corporation's "Criteria for Selecting New Directors" and its Governance Guidelines are available on the Corporation's Internet site at www.chenergygroup.com. All potential candidates, including persons recommended by security holders, are evaluated in the same manner and according to the same standards.

     When the Governance and Nominating Committee identifies a candidate that merits in-depth consideration, the Committee invites the Executive Chairman of the Board and the President and Chief Executive Officer to assess the person's qualifications and to discuss their views about the person with the Committee; this assessment may involve the Executive Chairman of the Board and/or the President and Chief Executive Officer meeting with the person.

     When a candidate is identified by the Governance and Nominating Committee as a potential nominee for election as a new Director of the Corporation, at least two members of the Governance and Nominating Committee meet with the person in face-to-face interviews. Subsequently, the Committee meets to discuss and consider candidates' qualifications and then chooses, by majority vote of the Committee members, the persons it wishes to recommend to the Board as nominees for election as Directors of the Corporation.

     A shareholder wishing to recommend a person for consideration as a potential candidate for election to the Board of Directors may do so by sending a written communication to the Governance and Nominating Committee in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4879. The submission to the Governance and Nominating Committee must include (a) a written statement signed by the potential candidate confirming that he or she wishes to be considered as a candidate and would be willing and able to serve as a Director if elected, and (b) a writing signed by the shareholder that includes sufficient information and specificity to (i) enable the Committee to confirm the writer's status as a shareholder of the Corporation and (ii) allow the Committee to evaluate the potential candidate in the context of the
Corporation's "Criteria for Selecting New Directors" and its Governance Guidelines.


BOARD MEMBER ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

     Directors are expected to attend the Annual Meeting of Shareholders, and it is the practice of the Corporation to introduce each Director at the Annual Meeting of Shareholders.

     Each of the current members of the Corporation's Board of Directors, except for Mr. Tranen, attended the 2003 Annual Meeting of Shareholders. Mr. Tranen became a member of the Board of Directors in February 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Only independent Directors served on the Compensation Committee in 2003. Mr. Fetter served as the Compensation Committee's Chairman for the first three quarters of 2003. Mr. Grubel became the Chairman for the fourth quarter of 2003 and continues to serve in that capacity. Mr. Fetter continues to be a member of the Compensation Committee. No inside Directors serve on this Committee. No Compensation Committee interlock relationships existed in 2003 for the Corporation or its subsidiary companies.


CODE OF BUSINESS CONDUCT AND ETHICS

     The Corporation has a Code of Business Conduct and Ethics, which sets forth the commitment of the Corporation to conduct its business in accordance with the highest ethical standards and all applicable laws, rules, and regulations. The Code of Business Conduct and Ethics, adopted by the Board of Directors, states the guiding principles by which the Corporation operates and conducts its daily business with its shareholders, customers, suppliers, government authorities, and employees. These principles apply to all Directors, officers, and employees.

     Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

     Section II of the Code of Business  Conduct and Ethics,  in accordance with
Section 406 of the Sarbanes-Oxley Act of 2002, constitutes the Corporation's Code of Ethics for Senior Financial Officers. This section, in conjunction with the remainder of the Code of Business Conduct and Ethics, is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A copy of the Code of Business Conduct and Ethics is available on the Corporation's Internet site at www.chenergygroup.com. The Corporation has also filed a copy of the Code of Business Conduct and Ethics with the Securities and Exchange Commission as an exhibit to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

     If the Corporation's Board of Directors amends Section II of the Code of Business Conduct and Ethics or grants any waiver to Section II of the Code of Business Conduct and Ethics, which waiver relates to issues concerning actual or apparent conflicts of interest, disclosures in the Corporation's Securities and Exchange Commission filings or public communications, compliance with laws, rules, or regulations, or internal compliance with the Code of Business Conduct and Ethics within the Corporation, the Corporation will post such information on its Internet site at www.chenergygroup.com.


COMPENSATION OF DIRECTORS OF THE BOARD

     Director compensation is tied to the median practice of comparable companies. Each non-employee member of the Corporation's Board of Directors ("Outside Director") (Messrs. Ganci and Lant are employee-Directors) receives an annual retainer of $22,000 and $1,250 for attendance at each meeting of the Board and each meeting of any Committee of the Board of which the Director is a member or an invitee. Mr. Fridrich also receives an annual retainer in the amount of $7,500 for his role as Vice Chairman of the Board and $7,500 for his role as Chairman of the Governance and Nominating Committee. Mr. Grubel receives an annual retainer of $7,500 for his role as Chairman of the Compensation Committee. Mr. Fetter receives an annual retainer of $10,000 for his role as Chairman of the Audit Committee. Mr. Kruse receives an annual retainer of $7,500 for his role as Chairman of the Strategy and Finance Committee. In addition, 600 phantom shares of the Corporation's Common Stock are credited each year to each Outside Director's account under the Directors and Executives Deferred Compensation Plan. For additional information, see the subcaption "Directors and Executives Deferred Compensation Plan" at page 20 of this proxy statement.


STOCK PLAN FOR OUTSIDE DIRECTORS

     In 2003, the Corporation amended the Stock Plan for Outside Directors ("Stock Plan") to provide that no further benefits would be earned thereunder for service as an Outside Director following July 1, 2003. In addition, the Stock Plan was amended to provide each current Outside Director with a one-time opportunity to elect to receive, in lieu of receiving any benefits under the Stock Plan, a credit of phantom shares of Common Stock to his or her account under the Directors and Executives Deferred Compensation Plan, which credit was in an amount equal to the actuarial equivalent of the benefits he or she had earned under the Stock Plan. The Stock Plan was further amended to provide that all benefits distributed under the plan in the future would be distributed in cash rather than in shares of Common Stock. All of the then-current Outside Directors elected to receive the phantom shares of Common Stock. Prior to its amendment, the Stock Plan provided that each Outside Director received 50 shares of Common Stock for each full quarter of each year of service as an Outside Director. The shares were awarded on a quarterly basis. When an Outside Director ceased to be a Director for any reason (other than for cause), that Director continued to receive shares of Common Stock on a quarterly basis for each full quarter of past service (25 shares for each completed service quarter prior to April 26, 2002, and 50 shares for each completed service quarter thereafter). Service as a Director of Central Hudson was included for calculation purposes in the Stock Plan. No distribution would have been made to a Director's estate under the Stock Plan if a Director had died.


LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

     The Corporation's Long-Term Performance-Based Incentive Plan, approved by shareholders at the 2000 Annual Meeting of Shareholders and subsequently amended, became effective January 1, 2000 (as amended, the "Incentive Plan"). The purposes of the Incentive Plan are to provide key executives with long-term compensation incentives that are tied to performance and to create increased shareholder value, and for Outside Directors, to provide additional equity compensation. With respect to Outside Directors, the Incentive Plan permits, upon authorization of the Compensation Committee, an annual grant of a non-qualified stock option for the purchase of 1,000 shares of Common Stock to each Outside Director. If such grant were made, the option would have an exercise price equal to the fair market value of Common Stock on the date of grant, would have a term of ten years, and would have been exercisable on and after the date of grant. In 2003, a stock option for the purchase of 1,000 shares of Common Stock was granted to each Outside Director under the Incentive Plan. The Compensation Committee has determined that, consistent with the Corporation's goals and objectives, it will likely be more appropriate in the future for Outside Directors to receive phantom shares of Common Stock under the Directors and Executives Deferred Compensation Plan than stock options pursuant to the Incentive Plan. For additional information, see the subcaption "Directors and Executives Deferred Compensation Plan" at page 20 of this proxy statement.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table lists the number of shares of equity securities of the Corporation beneficially owned by each of the Directors, each executive officer listed in the table under the caption "Executive Compensation," by beneficial owners of more than 5% of the Corporation's Common Stock, and by all Directors and executive officers of the Corporation and of its subsidiary companies as a group:

                                       AMOUNT AND NATURE OF          % OF THE
                                      BENEFICIAL OWNERSHIP OF      CORPORATION'S
                                         THE CORPORATION'S            COMMON
NAME OF BENEFICIAL OWNER                  COMMON STOCK(1)            STOCK(2)
--------------------------------------------------------------------------------
Steven M. Fetter                                  262              Less than 1%
Heinz K. Fridrich                               4,450              Less than 1%
Edward F. X. Gallagher                          3,923              Less than 1%
Paul J. Ganci (3)                              22,685              Less than 1%
Stanley J. Grubel                               5,596              Less than 1%
E. Michel Kruse                                 1,100              Less than 1%
Steven V. Lant                                  6,094              Less than 1%
Jeffrey D. Tranen                                   0              --
Carl E. Meyer                                   3,655              Less than 1%
Joseph J. DeVirgilio, Jr.                       3,729              Less than 1%
Arthur R. Upright                               3,488              Less than 1%
Donna S. Doyle                                  1,907              Less than 1%
Gabelli Asset Management Inc. (4)           1,495,150              9%
All Directors and Executive
  Officers as a Group (19 persons)             61,388              Less than 1%

------------------------------
(1) Based on information furnished to the Corporation by the Directors and executive officers of the Corporation as of December 31, 2003. With respect to Jeffrey D. Tranen, based on information furnished by that specific individual as of February 19, 2004.
(2) The percentage ownership calculation for each beneficial owner has been made on the basis of the amount of outstanding shares of the Corporation's Common Stock as of the record date.
(3) Includes 3,603 shares owned by the spouse of Mr. Ganci and 7,118 shares owned by a trust for which Mr. and Mrs. Ganci are co-trustees. The shares owned by Mrs. Ganci and the trust are considered to be beneficially owned by Mr. Ganci only for the purpose of this proxy statement and Mr. Ganci disclaims any beneficial interest in these shares for all other purposes.
(4) Based upon a Schedule 13 D/A filed with the Securities and Exchange Commission on December 5, 2002, by Gabelli Asset Management Inc. on behalf of: Gabelli Funds, LLC, GAMCO Investors, Inc., MJG Associates, Inc., Gabelli & Co. Inc. Profit Sharing Plan, Gabelli Foundation, Inc., and Gabelli Group Capital Partners, Inc. As reported on said Schedule 13 D/A, as of September 30, 2002, the Corporation's Common Stock is beneficially owned as follows: Gabelli Funds--369,400 (2.28%), GAMCO--1,116,250 (6.90%),
     Gabelli Foundation, Inc.--6,000 (0.04%), Gabelli & Co. Inc. Profit Sharing Plan--2,000 (0.01%), MJG Associates--1,500 (0.01%). GAMCO does not have the authority to vote 51,800 of the reported shares. The principal business address for each of the foregoing, other than MJG Associates and Gabelli Foundation is One Corporate Center, Rye, New York 10580. The principal business address for MJG Associates is 8 Sound Shore Drive, Greenwich, Connecticut 06830. The principal business address for Gabelli Foundation is 165 West Liberty Street, Reno, Nevada 89501.

STOCK EQUIVALENTS OWNERSHIP OF DIRECTORS

     The following table sets forth the number of phantom shares of Common Stock, as of December 31, 2003, credited to the accounts of the Corporation's participating Outside Directors under the Directors and Executives Deferred Compensation Plan, including reinvested dividends (rounded to the nearest whole number). Under the Directors and Executives Deferred Compensation Plan, payments are made in cash and are generally made following termination of service as a Director based on the market value of the Common Stock at the time of termination. For additional information, see the subcaption "Directors and Executives Deferred Compensation Plan" at page 20 of this proxy statement.

           NAME                           NUMBER OF PHANTOM SHARES
           ---------                      ------------------------
           Steven M. Fetter ..............            493
           Heinz K. Fridrich .............          1,335
           Edward F. X. Gallagher ........          1,326
           Stanley J. Grubel .............            952
           E. Michel Kruse ...............            372
           Total(a) ......................          4,478

------------------------------
(a) The total for each individual is less than 1% of the outstanding shares of Common Stock, and the total for the group of all participating Outside Directors (5 persons) is less than 1% of the outstanding shares of Common Stock, both percentages calculated as of the record date. Mr. Tranen, elected to the Board of Directors on February 20, 2004, had no phantom shares of Common Stock credited to his account as of the date of this proxy statement.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of Directors who meet the New York Stock Exchange standards for independence. The Audit Committee operates under a written Charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix A.

     The members of the Audit Committee are Steven M. Fetter, Heinz K. Fridrich, Edward F. X. Gallagher, and E. Michel Kruse. Mr. Fetter is the Chairman of the Audit Committee. The Audit Committee had seven meetings during 2003.

     In performing its duties, the Audit Committee (i) reviews the scope of the audit by the Corporation's independent accountants, PricewaterhouseCoopers LLP, and related matters pertaining to the examination of the financial statements;
(ii) reviews and evaluates, at least once a year, the qualifications, independence and performance of the independent accountants (which includes an evaluation of the lead partner of the independent accountants); (iii) examines the adequacy of the Corporation's internal control over financial reporting and the Corporation's and its subsidiary companies' internal audit activities, (iv) reviews the nature and extent of audit and non-audit services and pre-approves such services provided by the Corporation's independent accountants, (v) consults at least three times a year with the independent accountants regarding financial issues, (vi) makes recommendations to the Board of Directors on the foregoing matters as well as on the appointment of the Corporation's independent accountants, (vii) meets regularly with the Corporation's Internal Auditing
Manager and Controller, and (viii) reviews quarterly and annual financial statements filed with the Securities and Exchange Commission.

     In 2003, the Audit Committee met with management periodically during the year to consider the adequacy of the Corporation's internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation's independent accountants and with appropriate Corporation financial personnel and internal auditors. The Audit Committee also discussed with the Corporation's senior management and independent accountants the process used for certifications by the Corporation's principal executive officers and the Chief Financial Officer, which certifications are required for certain of the Corporation's filings with the Securities and Exchange Commission.

     The Audit Committee also met privately at its regular meetings with both the independent accountants and the Internal Auditing Manager, as well as with the Controller.

     For 2003, the Audit Committee has:

     1. reviewed and discussed the audited financial statements with management;

     2. discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented;

     3. received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with and affirmed the independence of PricewaterhouseCoopers LLP from the management of the Corporation and its subsidiary companies; and

     4. received the reports of the principal executive officers and the Chief Financial Officer relating to their evaluation of the Corporation's internal control over financial reporting.

     Based on the review and discussions referred to above and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     The Audit Committee has also considered whether the provision of services for which fees were paid under the captions "Audit-Related Fees," "Tax Fees," and "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

     In April 2000, the appointment of PricewaterhouseCoopers LLP to examine the Corporation's financial statements for the five-year period beginning in 2000 was ratified by the shareholders of the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. The PricewaterhouseCoopers representatives will be given the opportunity to make a statement if desired and will be available to respond to appropriate questions from shareholders.

     Information on fees billed by PricewaterhouseCoopers LLP during 2003 and 2002 is provided below:


PRINCIPAL ACCOUNTANT FEES AND SERVICES

PricewaterhouseCoopers LLP                                 2003          2002
--------------------------                               --------       --------
Audit Fees ............................................  $329,250       $285,000
Audit-Related Fees ....................................  $ 10,000       $  1,000
  Includes Sarbanes-Oxley compliance and
    Audit Committee Charter consultation
Tax Fees ..............................................  $ 30,130       $ 51,560
  Includes review of consolidated federal and
    state income tax returns and consultation
    regarding IRS audit issues
All Other Fees ........................................  $  1,400       $  9,415
                                                         --------       --------
  Includes software licensing fee for accounting
    research tool and consultation regarding
    impacts of reorganization of competitive
    business subsidiaries
TOTAL .................................................  $370,780       $346,975

     The Audit Committee has adopted guidelines regarding pre-approval of the services to be provided by the Corporation's independent accountants. These guidelines require that the Audit Committee review and approve, prior to the start of the fiscal year, (i) an engagement letter for audit services from the independent accountants, outlining the scope of the audit services to be provided during the next fiscal year and including a fee proposal for such services, and (ii) a list of and a budget for non-audit services that management recommends be provided by the independent accountants during the next fiscal year.

     Management and the independent accountants will confirm that the recommended non-audit services are permissible under all applicable requirements. The Corporation has adopted a list of specific audit and non-audit services that may be provided by the independent accountants.

     If the scope or cost of the audit or non-audit services requires changes during the fiscal year, the Audit Committee's procedures enable the Chairman of the Audit Committee to approve such changes, up to certain dollar limits, and to report on any such changes at the next Audit Committee meeting. The Corporation's Vice President of Accounting and Controller is responsible for tracking all independent accountant fees against the budgets for audit and non-audit services and reporting on such budget issues at least annually to the Audit Committee.

     In 2003, the Audit Committee approved all of the fees set forth in the table above under the captions "Audit-Related Fees," "Tax Fees," and "All Other Fees."

                                              Steven M. Fetter, Chairman
                                              Heinz K. Fridrich
                                              Edward F. X. Gallagher
                                              E. Michel Kruse


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The following disclosure is made over the name of each member of the Compensation Committee, on the date hereof, and shall be considered a report of the Compensation Committee:

     It is the objective of the Compensation Committee to develop a compensation program that will attract, retain, and motivate directors and executive officers to create long-term shareholder value. For executives, the design of the executive compensation program incorporates base salary, annual short-term incentives, long-term incentives, and retirement benefits which, in aggregate, result in total remuneration that is approximately the median for comparably-sized electric and natural gas utilities and energy services companies in the United States, as shown by the Hay Group National Utility Database.

     Specific annual short-term incentives are developed which reward achievement of that year's business plan goals, such goals being consistent with the strategy of the Corporation to create shareholder value. These incentive goals are established by the Compensation Committee and are primarily quantitative and financial in nature. Individuals' short-term incentives are based on overall achievement of business plan goals, but may be adjusted upwards or downwards based upon an assessment of the individual's performance.

     Long-term incentives may include two components:

     (1) Stock options, the value of which is directly tied to the long-term increase in the market value of the Corporation's Common Stock. The exercise price of all stock options is equal to the fair market value of the Corporation's Common Stock on the date of grant. The total number of option shares awarded to each executive generally is based on a target dollar amount divided by the option's exercise price. The target amount is the product of the executive's base salary multiplied by a percentage. The percentage is determined by the Committee based upon a competitive analysis of peer group comparators, Corporation objectives, and the objective of providing long-term, at-risk compensation as a substantial portion of total compensation; and

     (2) Performance shares, the number and value of which are directly tied to the total return of the Corporation's Common Stock relative to the performance of the Edison Electric Institute Index of combination natural gas and electric investor-owned utilities (the "EEI Index"), measured over a three-year performance cycle. Performance  share  awards  are  made  each  year,  resulting in overlapping three-year performance cycles. The total number of performance shares awarded to each executive generally is based on the executive's salary multiplied by a target percentage. The percentage is determined by the Committee based on a competitive analysis of peer group comparators, Corporation objectives, and the objective of providing long-term, at-risk compensation as a substantial portion of total compensation.

     The compensation of individual executives is determined by evaluating the contribution of each executive to achievement of the Corporation's business plan and the responsibility level of the executive's position. The Compensation Committee also reviews executive succession plans in the determination of executive compensation. The Compensation Committee annually evaluates the performance of the Executive Chairman of the Board in light of the approved corporate goals and objectives relevant to his or her compensation. Based on this evaluation, the Compensation Committee recommends, for approval by a majority of the independent Directors of the Board, the compensation level for the Executive Chairman of the Board (Mr. Ganci). On an annual basis, the Executive Chairman of the Board evaluates the performance of the President and Chief Executive Officer (Mr. Lant). The Executive Chairman of the Board provides such evaluation to the Compensation Committee. After reviewing the Executive Chairman's evaluation, and after making its own assessment of the performance of the President and Chief Executive Officer, the Compensation Committee recommends, for approval by a majority of the independent directors of the Board, the compensation level for the President and Chief Executive Officer.

     Commencing with 2004, annual salary determinations recommended by the Compensation Committee and approved by a majority of the independent Directors of the Board become effective as of January 1 of each year. Before 2004, annual salary determinations were effective as of the Annual Meeting of Shareholders each year.


COMPENSATION OF THE EXECUTIVE CHAIRMAN OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER


BASE SALARY

     The Committee recommended to the Board of Directors and a majority of the independent Directors of the Board approved the base salaries shown in the Summary Compensation Table. The Committee's analysis, consistent with the Committee's compensation policy outlined above, was based on consideration of the total compensation provided to principal executive officers in a peer group consisting of comparably-sized electric and natural gas utilities and energy services companies in the United States, and also consideration of the Corporation's accomplishments in the prior year and the Committee's assessment of the individual performance of the Executive Chairman of the Board and of the President and Chief Executive Officer during that year.


ANNUAL INCENTIVE COMPENSATION

     The awards to the Executive Chairman of the Board and to the President and Chief Executive Officer, as shown in the Summary Compensation Table, were based on the Corporation's achieving a specified earnings per share target and the Committee's assessment of the executive's responsiveness to problems and opportunities.


LONG-TERM INCENTIVE COMPENSATION

     The long-term incentive compensation shown in the Summary Compensation Table for the Executive Chairman of the Board and for President and Chief Executive Officer was based on the Corporation's total shareholder return achievement relative to the EEI Index for the applicable three-year performance cycle of the long-term incentive program.


SECTION 162(m) OF THE INTERNAL REVENUE CODE ("TAX CODE")

     The Compensation Committee and the Board of Directors have considered the federal income tax deduction limitations established under Section 162(m) of the Tax Code, which provide that, unless an appropriate exemption applies, a tax deduction for the Corporation for remuneration of any officer named in the caption "Executive

Compensation" will not be allowed to the extent this remuneration in any taxable year exceeds $1 million. To the extent Tax Code Section 162(m) would limit the Corporation's federal income tax deductions, the Compensation Committee intends to qualify the performance-based compensation of the executive officers for full deductibility whenever possible and consistent with the goals of the Compensation Committee's policies.

                                               Stanley J. Grubel, Chairman
                                               Steven M. Fetter

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table set forth below includes compensation information on the Executive Chairman of the Board, the President and Chief
Executive Officer, and each of the Corporation's other four most highly compensated executive officers, whose salary and any bonus in 2003 exceeded $100,000, for services rendered to the Corporation and its subsidiary or affiliated companies.


SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                     --------------------
                                                   ANNUAL                (G)        (H)
                                                COMPENSATION          SECURITIES  PAYOUTS           (I)
                                            ---------------------
             (A)                   (B)         (C)          (D)      UNDERLYING  PAYOUTS         ALL OTHER
NAME AND PRINCIPAL POSITION(S)     YEAR     SALARY(1)     BONUS(2)   OPTIONS(3)   ($)(4)      COMPENSATION(5)
------------------------------     ----     ---------     --------   ----------  --------     ---------------

PAUL J. GANCI, Executive           2003     $476,500      $320,000     10,200     129,913         $6,000
Chairman of the Board of           2002     $440,667      $515,554          0          --         $5,500
the Corporation, Executive         2001     $415,000      $ 60,000      8,900          --         $5,250
Chairman of the Board of
Central Hudson and of
CHEC(6)

STEVEN V. LANT, President and      2003     $315,500      $205,000      4,400      51,262         $6,000
Chief Executive Officer(7)         2002     $283,583      $225,385          0          --         $5,500
of the Corporation, Chief          2001     $203,500      $ 35,547      3,600          --         $5,250
Executive Officer of Central
Hudson, and President and
Chief Executive Officer
of CHEC

CARL E. MEYER, Executive           2003     $260,888      $105,786      3,600      51,262         $6,000
Vice President of the              2002     $266,889      $200,268          0          --         $5,500
Corporation and President          2001     $257,500      $ 35,156      3,600          --         $5,250
and Chief Operating Officer
of Central Hudson

JOSEPH J. DEVIRGILIO, JR.,         2003     $193,997      $ 68,846      2,000      31,470         $6,000
Senior Vice President of the       2002     $195,733      $118,538          0          --         $5,500
Corporation and of Central         2001     $186,163      $ 38,700      2,200          --         $5,250
Hudson, Executive Vice
President of CHEC

ARTHUR R. UPRIGHT, Senior Vice     2003     $189,000      $ 66,625      2,000      31,470         $6,000
President of the Corporation       2002     $190,644      $111,127          0          --         $5,500
and of Central Hudson              2001     $176,516      $ 26,488      2,200          --         $5,250

DONNA S. DOYLE, Vice President     2003     $164,250      $ 59,341        900      11,631         $5,371
of Accounting and Controller       2002     $159,494      $ 64,800          0          --         $5,423
of the Corporation and of          2001     $144,000      $ 10,884        800          --         $5,250
Central Hudson


------------------------------
(1) This base salary amount includes amounts deferred under (i) Central Hudson's Flexible Benefits Plan, which Plan is established pursuant to
     Section 125 of the Tax Code, which permits those electing to participate to defer salary, within specified limits, to be applied to qualified medical and/or child care benefit payments, (ii) Central Hudson's Savings Incentive Plan ("SIP"), a "defined contribution" plan which meets the requirements of the Tax Code, including Tax Code Section 401(k), which, among other things, permits, within limits, participants to tax-defer base salary, and, within limits, provides for Central Hudson contributions to participants, and
     (iii)
     the Corporation's Directors and Executives Deferred Compensation Plan (more fully described herein under the sub-caption "Directors and Executives Deferred Compensation Plan").
(2) The Compensation Committee determined that bonus amounts earned in 2002 would be equal to twice the annual incentive opportunity in light of the fact that the Corporation did not make long-term incentive plan grants in 2002.
(3) Indicates number of shares of Common Stock underlying stock options granted during the year. (4) Indicates performance shares awarded, based on achievement versus a defined index, multiplied by the closing price of Common Stock on December 31, 2003.
(5) These are amounts contributed by Central Hudson under the SIP for the benefit of the named individual.
(6) Mr. Ganci served as the Corporation's Chairman of the Board and its President and Chief Executive Officer through June 30, 2003, when Mr. Lant was appointed President and Chief Executive Officer. Mr. Ganci has continued to serve as the Corporation's Executive Chairman of the Board since July 2003.
(7) Mr. Lant served as Chief Financial Officer and Chief Operating Officer of the Corporation through June 30, 2003. On July 1, 2003, Mr. Lant became the President and Chief Executive Officer of the Corporation. Mr. Lant was the Chief Financial Officer of Central Hudson and the President, Chief Financial Officer, and Chief Operating Officer of CHEC through June 30, 2003. On July 1, 2003, he became the Chief Executive Officer of Central Hudson and President and Chief Executive Officer of CHEC.

OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                           NUMBER OF
                          SECURITIES        % OF TOTAL
                          UNDERLYING      OPTIONS GRANTED
                        OPTIONS GRANTED   TO EMPLOYEES IN  EXERCISE PRICE                          GRANT DATE
NAME                        (#)(1)          FISCAL YEAR        ($/SH)        EXPIRATION DATE   PRESENT VALUE $(2)
----                    ---------------   ---------------  --------------    ---------------   ------------------

Paul J. Ganci               10,200               34.5          $48.62            1/1/13              66,402
Steven V. Lant               4,400               14.9          $48.62            1/1/13              28,644
Carl E. Meyer                3,600               12.2          $48.62            1/1/13              23,436
Arthur R. Upright            2,000                6.8          $48.62            1/1/13              13,020
Joseph J. DeVirgilio, Jr.    2,000                6.8          $48.62            1/1/13              13,020
Donna S. Doyle                 900                3.0          $48.62            1/1/13               5,859


------------------------------
(1) Under the Corporation's Long-Term Performance-Based Incentive Plan, non-qualified stock options were granted to the named executives in this table. These options were granted for a term of ten years from the date of grant. All options were granted on January 1, 2003, and are exercisable as follows: 40% can be exercised on or after January 1, 2005, and an additional 20% can be exercised on or after each following January 1 for three years. None of these options were exercisable in 2003.
(2) The fair market value per share of stock options granted in 2003 is $6.51. The fair market values were estimated using the Black-Scholes option pricing model, with the following weighted average assumptions: a risk-free interest rate of 4.40%; expected lives of ten years; expected stock volatility of 17.50%; and a dividend yield of 4.40%. The values shown in this column reflect assumptions and are not intended to represent either historical appreciation or anticipated future appreciation of the Corporation's Common Stock.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 2003

     The following table sets forth information concerning the exercise of stock options by the Corporation's named executive officers during the last fiscal year and the value of unexercised options on an aggregated basis.


    (A)                               (B)                  (C)                 (D)                 (E)
                                                                              NUMBER
                                                                                OF
                                                                              SHARES
                                                                            UNDERLYING           VALUE OF
                                                                           UNEXERCISED      UNEXERCISED IN THE
                                   NUMBER OF                                OPTIONS AT       MONEY OPTIONS AT
                                     SHARES                              FISCAL YEAR END     FISCAL YEAR END
                                    ACQUIRED                                    (#)                 ($)
                                       ON            VALUE REALIZED        EXERCISABLE/        EXERCISABLE/
    NAME                          EXERCISE (#)             ($)             UNEXERCISABLE       UNEXERCISABLE
    ----                          ------------       --------------      ---------------    ------------------

Paul J. Ganci                         5,340              55,429            7,120/15,540       $41,795/$37,039
Steven V. Lant                        2,160              24,062             2,880/6,560       $16,905/$14,861
Carl E. Meyer                         2,160              22,421             2,880/5,760       $16,905/$14,861
Arthur R. Upright                     1,320              17,571             1,760/3,320        $10,331/$9,081
Joseph J. DeVirgilio, Jr.             1,320              11,881             1,760/3,320        $10,331/$9,081
Donna S. Doyle                          480               4,661               640/1,380         $9,575/$3,303

LONG-TERM INCENTIVE PLAN AWARDS(1) IN FISCAL YEAR 2003

     The following table sets forth the number of Performance Shares granted to each of the named executives in 2003 under the Corporation's Long-Term Performance-Based Incentive Plan:


                                                (C)
                              (B)           PERFORMANCE
                           NUMBER OF      OR OTHER PERIOD    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED PLANS
(A)                       PERFORMANCE     UNTIL MATURATION             (D)               (E)              (F)
NAME                        SHARES           OR PAYOUT            THRESHOLD (#)       TARGET (#)      MAXIMUM (#)
----                      -----------     ----------------        -------------       ----------      -----------

Paul J. Ganci                5,100        January 1, 2006             2,550             5,100            7,650
Steven V. Lant               2,200        January 1, 2006             1,100             2,200            3,300
Carl E. Meyer                1,800        January 1, 2006               900             1,800            2,700
Joseph J. DeVirgilio, Jr.      900        January 1, 2006               450               900            1,350
Arthur R. Upright              900        January 1, 2006               450               900            1,350
Donna S. Doyle                 400        January 1, 2006               200               400              600

------------------------------
(1) Payment of these Performance Shares is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 150% of Performance Shares granted, with 50% and 150% as the threshold and maximum payouts, respectively. In addition, cash dividends on Common Stock that is subject to Performance Shares are automatically deferred and reinvested in additional shares of Common Stock, which reinvested dividends are applied to the Performance Shares earned. Columns (d), (e), and (f) do not include values associated with reinvested dividends.

PENSIONS/DEFERRED COMPENSATION PLANS


DIRECTORS AND EXECUTIVES DEFERRED COMPENSATION PLAN

     The Directors and Executives Deferred Compensation Plan ("Deferred Plan") applies to Directors, officers, and other executives of the Corporation and of its subsidiary companies. It permits the participants to elect to defer a percentage of their compensation for services rendered to the Corporation and/or its subsidiary companies. Under the Deferred Plan, compensation is defined to include (a) base salary, (b) certain bonuses and performance shares, (c) payments from (i) the Supplementary Retirement Plan described herein and (ii) Change of Control agreements described herein, and (d) Directors' fees for services rendered as a member of the Board of Directors and any Committee of the Board. The Corporation can make discretionary contributions to the Deferred Plan. Compensation deferred in accordance with the Deferred Plan is paid to Directors and officers (adjusted to reflect investment earn-
ings and losses) at the time the Director or officer ceases being a member of the Board of Directors or an officer of the Corporation or its subsidiary companies, or prior to such time under certain circumstances, either in a lump sum or over a period of time depending on the circumstances of cessation and/or distribution elections. Outside Directors of the Corporation and certain of its subsidiaries are entitled to an annual credit to their account under the Deferred Plan of 600 phantom shares of Common Stock. This credit is required to remain invested in phantom shares of Common Stock until the value is distributed, in cash, following the Outside Director's termination of service from the Board of Directors. For 2003, pro-rated credits of phantom shares of Common Stock were made to reflect the fact that stock options were awarded in 2003 and benefits were earned under the Stock Plan during the first six months of 2003.


CENTRAL HUDSON RETIREMENT INCOME PLAN

     The Retirement Income Plan of Central Hudson Gas & Electric Corporation (the "Retirement Plan") is a "defined benefit" plan which is intended to meet the qualification requirements of the Tax Code and generally covers all employees of Central Hudson and those subsidiary companies that have adopted the Retirement Plan, including the named executive officers.

     There are several components to the benefit provided under the Retirement Plan. First, the Retirement Plan provides retirement benefits generally related to a participant's annual base salary for each year of eligible employment. These benefits depend upon length of service, age at retirement, and eligible earnings during years of participation in the Retirement Plan and any predecessor plans. This portion of a participant's benefit is determined based on the accumulation over that participant's career of a percentage of each year's eligible earnings. For periods on and after October 1, 1989, the percentage is 2% of eligible earnings, except that for years in which the participant is over 50 years of age, the percentage is increased to 2.5%. Second, the Retirement Plan provides a benefit for service prior to October 1, 2003, based on a percentage of a participant's average earnings at October 1, 2003 (being 50% of each of the base salaries at October 1, 2000 and 2003 and 100% of each of the base salaries at October 1, 2001, and 2002), and the number of years of service while a member of the Retirement Plan prior to October 1, 2003, all subject to certain limitations. Finally, a cash balance account benefit is also available upon retirement under the Retirement Plan, and provides for a credit to those participants in the Retirement Plan on January 1, 1987, of 10% of their base salary on that date, a credit to those participants in the Retirement Plan on September 30, 1991, of 5% of their base salary as of that date, a credit to those participants in the Retirement Plan on September 30, 1997, of 5% of their base salary as of that date and a further credit to those participants in the Retirement Plan on September 30, 1999, of 5% of their base salary as of that date with, in all four cases, annual interest earned thereon. In 2003, the Corporation made a $10 million contribution to the Retirement Plan.

     While the amount of the accrual with respect to a specified person is not and cannot readily be separately or individually calculated by the actuaries for the Retirement Plan, estimated annual benefits under the Retirement Plan upon retirement at age 65 for the named executive officers, assuming continuation of current annual salary levels and giving effect to applicable benefit limitations in the Tax Code, are as follows: Mr. Ganci - $156,514; Mr. Lant - $165,000; Mr. Meyer - $165,000; Mr. DeVirgilio - $165,000; Mr. Upright - $151,873; and Ms.
Doyle - $107,679.


CENTRAL HUDSON RETIREMENT BENEFIT RESTORATION PLAN

     The Central Hudson Retirement Benefit Restoration Plan ("RBRP") is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The RBRP provides an annual retirement benefit to those participants in the Retirement Plan who hold the following offices with the Corporation and Central Hudson: Chairman of the Board, Chief Executive Officer, President, Vice President (including all levels thereof), Corporate Secretary, Chief Financial Officer, Treasurer, Controller, and Assistant Treasurer. This benefit is equal to the difference between (i) that received under the Retirement Plan, giving effect to applicable salary and benefit limitations under the Tax Code, and (ii) that which would have been received under the Retirement Plan, without giving effect to the limitations under the Tax Code. Enhanced benefits are payable under certain circumstances following a Change of Control. The named executive officers have a current salary level which, if continued to retirement at age 65, would provide a benefit under the RBRP. The estimated annual benefits under the RBRP upon retirement at age 65 for those individuals, assuming the continuation of current annual salary levels, are as follows: Mr. Ganci - $172,458; Mr. Lant - $96,890; Mr. Meyer - $56,831; Mr. DeVirgilio - $13,072; Mr.
Upright - $409; and Ms. Doyle - $0.


SUPPLEMENTARY RETIREMENT PLAN

     The Corporation's Supplementary Retirement Plan ("SRP") covers a select group of highly compensated employees as an incentive for them to remain with the Corporation or its subsidiary companies. Under the SRP, an annual benefit is payable for 10 years, commencing on retirement, to eligible participants (generally those who retire at age 60 or older and with 10 or more years of service) of the following percentage of annual base compensation at retirement:
60 to 63 - 10%; 63 to 65 - 15%; 65 or over - 20%. Enhanced benefits are payable under certain circumstances following a Change of Control (as described below). No amounts were paid under the SRP for the named executive officers for the year 2003. Estimated annual benefits under the SRP upon retirement at age 65 for the named individuals, assuming continuation of current annual salary levels, are as follows: Mr. Ganci - $98,000; Mr. Lant - $70,000; Mr. DeVirgilio - $42,000; Mr. Meyer - $55,200; Mr. Upright - $40,600; and Ms. Doyle - $36,400.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has an Employment Agreement ("Agreement") with each of the named executive officers. Until a Change of Control (as defined in the Agreement) occurs, each Agreement is automatically renewed for one year on each July 31, unless a notice not to extend is given.

     If a Change of Control occurs during the term of an Agreement, then the Agreement becomes operative for a fixed three-year period. Upon a Change of Control, each Agreement provides generally that such officers' terms and conditions of employment then in effect (including position, location, base salary, bonus, and benefits) will not be adversely changed during the three-year period after a Change of Control. If such officer's employment is terminated (i) by the Corporation or a subsidiary for reasons other than death, cause, or disability (as those terms are defined in each Agreement), (ii) by such officer for good reason (as that term is defined in each Agreement), (iii) by such officer regardless of reason during the thirty day period beginning on the first anniversary of the Change of Control, (iv) upon certain terminations prior to a Change of Control, or (v) in connection with or in anticipation of a Change of Control, such officer, in addition to all amounts accrued to the date of termination, will receive a lump-sum payment equal to the sum of (a) the officer's base salary through the date of termination to the extent not previously paid, (b) a proportionate bonus based on the higher of the officer's most recent annual bonus and the officer's annual bonus for the last fiscal year ("Highest Annual Bonus"), (c) accrued vacation, (d) outplacement services, and
(e) three times the sum of the officer's base salary and the officer's Highest Annual Bonus. In addition, such officer would be entitled to continued employee welfare benefits and to a credit for pension purposes for the three years from the date of the termination.

     In the event any payments made to any such officers as a result of a Change of Control, whether under an Agreement or otherwise, would subject such officer to the excise tax on certain "excess parachute payments" payable under Tax Code
Section 4999, or interest or penalties with respect to this tax, the officer generally will be entitled to be made whole for the payment of any taxes, interest, or penalties. Each such officer, while covered by an Agreement, is not entitled to participate in the Corporation's Change of Control Severance Policy. In the event of a Change of Control, the Agreements will supersede any individual employment and/or severance agreements entered into by the Corporation with such officers, except in certain instances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and any person who owns more than 10% of a registered class of the Corporation's equity securities (collectively "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these forms furnished to the Corporation and written representations from the Corporation's officers and Directors, Messrs. Fetter, Fridrich, Gallagher, Grubel, and Kruse, and Jack Effron, a Director whose term ended at the 2003 Annual Meeting of Shareholders, filed one late Form 4 (each reporting a grant of 50 shares of common stock and a grant of 1,000 stock options). Mr. DeVirgilio filed one late Form 4 (reporting a cash-out of a fractional share) and Mr. Upright filed one late Form 4 (reporting the exercise of 1,320 stock options). All of these Form 4 filings have since been made.

PERFORMANCE GRAPH

     The line graph set forth below provides a comparison of the Corporation's cumulative total shareholder return on its Common Stock with the Standard & Poor's 500 Index ("S&P 500") and as a Corporation-determined peer comparison with the EEI Index. Shareholder return is the sum of the dividends paid and the change in the market price of stock.


(THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE)


                          YEAR ENDING DECEMBER 31,
                          1998     1999      2000      2001      2002      2003
  CHG                     $100    $ 77.8    $112.5    $115.0    $129.1    $136.3
  EEI Index               $100    $ 81.4    $120.5    $109.9    $ 93.7    $115.7
  S&P 500                 $100    $121.0    $110.0    $ 97.0    $ 75.5    $ 97.2


                          YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
                          1998     1999      2000      2001      2002      2003
--------------------------------------------------------------------------------

  CHG                     $100    $ 77.8    $112.5    $115.0    $129.1    $136.3

  EEI Index               $100    $ 81.4    $120.5    $109.9    $ 93.7    $115.7

  S&P 500                 $100    $121.0    $110.0    $ 97.0    $ 75.5    $ 97.2
--------------------------------------------------------------------------------

                     ASSUMES $100 INVESTED DECEMBER 31, 1998

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those referred to in the notice hereof. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the proxy in accordance with their judgment on such matters.

                                       By Order of the Board of Directors,





                                       Lincoln E. Bleveans
                                       CORPORATE SECRETARY

March 3, 2004

                       APPENDIX A--AUDIT COMMITTEE CHARTER


                                 CHARTER FOR THE
                                 AUDIT COMMITTEE
                              CH ENERGY GROUP, INC.


PURPOSE:

     The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (a) the accounting and financial reporting processes of the Company, and (b) the auditing of the financial statements of the Company. Specifically, the Committee shall assist the Board in overseeing:

     o   the integrity of the Company's financial statements;

     o   the  Company's  compliance  with  legal  and  regulatory   requirements
         regarding accounting, auditing and financial reporting;

     o the independent auditor's qualifications and the independence of the Company's independent auditor;

     o   the performance of the Company's independent auditor; and

     o   the performance of the Company's internal audit function.

     In addition, the Committee shall prepare the Audit Committee Report that is required by the rules of the Securities and Exchange Commission ("SEC") to be included in the annual proxy statement of the Company.


COMMITTEE MEMBERSHIP:

     The Audit Committee shall be comprised of no fewer than three (3) members of the Board.

     The members of the Audit Committee shall be appointed by the Board annually for terms of one year, after receipt by the Board from the Governance and Nominating Committee of recommendations regarding persons to be appointed to the Committee.

     The Chair of the Audit Committee shall be appointed by the Board annually for a term of one year, after receipt by the Board from the Governance and Nominating Committee of a recommendation regarding the person to be appointed as Chair of the Committee.

     Each member of the Audit Committee, including the Chair of the Committee, shall serve at the discretion of the Board.

     Each member of the Audit Committee shall meet:

     (i) the independence requirements of the listing standards of the New York Stock Exchange;

     (ii)   the non-employee director definition of Rule 16b-3 promulgated under
            Section 16 of the Securities Exchange Act of 1934, as amended; and

     (iii) the qualifications for service as a Director of the Company as set forth in Section 3 of the Company's Governance Guidelines.

     Each member of the Audit Committee shall be financially literate. At least one member of the Audit Committee shall be an "audit committee financial expert" within the meaning of applicable Securities and Exchange Commission and New York Stock Exchange rules in effect from time to time (the "SEC Rules" and the "NYSE Rules").

     The Board of Directors shall determine whether any members of the Audit Committee, and any candidates for membership on the Audit Committee, are audit committee financial experts within the meaning of the term as it is defined by the Sarbanes Oxley Act of 2002 and the applicable SEC Rules. The Board shall review these determinations on an annual basis.

     The Board of Directors shall determine whether each member of the Audit Committee, and any candidate for membership on the Audit Committee, is financially literate. The Board shall review these determinations with respect to members of the Audit Committee on an annual basis. The meaning of the qualification of financial literacy shall be determined by the Board in the exercise of its business judgment.

     No member of the Audit Committee may serve simultaneously on the audit committee of more than two other public companies.


MEETINGS:

         The Audit Committee shall meet at least quarterly, and at such other times as it deems necessary to fulfill its duties. The Audit Committee shall meet separately and periodically in executive sessions with management, with the internal auditor and with the independent auditor. Reports of Audit Committee meetings and of any actions taken by the Audit Committee shall be made by the Committee Chairman or his or her designee to the Board at its next regularly scheduled meeting following the Audit Committee's meeting or action. As a matter of general practice, and subject to the discretion of the Audit Committee, the Chair of the Audit Committee normally informs the Executive Chairman of the Board and the President and Chief Executive Officer on a reasonably prompt basis about the substance of discussions that took place in the periodic executive session meetings with management, with the internal auditor and with the independent auditor.


AUTHORITY AND RESPONSIBILITY:

     (i) The Audit Committee shall directly appoint, retain, compensate, evaluate and, when appropriate, terminate the Company's independent auditor;

     (ii)   The  Audit   Committee  shall  resolve  any   disagreement   between
            management and the Company's independent auditor regarding financial reporting;

     (iii) The Company's independent auditor shall report directly to the Audit Committee;

     (iv) The Audit Committee shall pre-approve all auditing and permitted non-audit services performed by the Company's independent auditor;

     (v) The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints from employees and others of the Company on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

     (vi) The Audit Committee shall obtain advice and assistance from outside legal, accounting or other advisors as it deems necessary to carry out its duties;

     (vii) The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee;

     (viii) The Audit Committee shall, at least annually, obtain and review a report by the Company's independent auditor describing: (a) the firm's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the company (to assist the Committee in assessing the independent auditor's independence);

     (ix) The Audit Committee shall discuss the annual audited financial statements and quarterly financial statements with management and with the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

     (x) The Audit Committee shall discuss earnings releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee's discussion of earnings releases as well as financial information and earnings guidance may be general in nature (i.e., discussion of the types of information to be disclosed and the types of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company provides financial information or earnings guidance to analysts, rating agencies or the public;

     (xi) The Audit Committee shall discuss policies with respect to risk assessment and risk management;

     (xii) The Audit Committee shall review with the independent auditor any audit problems or difficulties and management's response;

     (xiii) The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditor; and

     (xiv) The Audit Committee shall evaluate the Committee's performance and the performance of individual Committee members at least annually.


PROCEDURES:

     In accordance with Section 3.3 of the Company's By-Laws, the Audit Committee may operate according to such procedures as it deems expedient for carrying out its responsibilities. In this connection, the Audit Committee shall, at a minimum, follow the following procedures:

1.  INDEPENDENT AUDITOR

     (a) AUDIT PLAN--The Committee shall review the independent auditor's annual audit plan (including the scope of the audit and the quarterly reviews) and shall discuss with the independent auditor any significant changes required in the annual audit plan.

     (b) REVIEW OF AUDIT ISSUES--The Committee shall review with the independent auditor and, as appropriate under the circumstances, with the internal auditor and/or with management:

         o   all critical accounting policies and practices to be used;

         o any alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor; and

         o all other material written communications between the independent auditor and the management of the Company.

     (c) COMPETENCE OF INDEPENDENT AUDITOR--Once each year (and otherwise as the Chair may consider appropriate) the Committee shall review and evaluate the qualifications and performance of the independent auditor:

         o this review shall include an evaluation of the lead partner of the independent auditor.

     (d) INDEPENDENCE OF INDEPENDENT AUDITORS--Once each year (and otherwise as the Chair may consider appropriate), the Committee shall review and evaluate the independence of the independent auditor, including a review of the services provided by the independent auditor and related fees. As part of this process:

         o The Committee shall require the independent auditor to report periodically in writing on all its relationships with the Company and its management, as well as the firm's compliance with all independence requirements under applicable professional standards, SEC Rules and NYSE Rules. The

             Committee shall discuss any potential independence issues raised in the report with the Board and recommend actions that it deems appropriate to maintain adequate auditor independence.

         o The Committee shall require management to report at least annually in writing regarding compliance with the Company's policy prohibiting hiring of members of the independent auditor engagement team for positions with a financial reporting oversight role.

2.  FINANCIAL STATEMENTS AND DISCLOSURES

     (a) FINANCIAL STATEMENTS--In connection with its review of the Company's annual audited financial statements and quarterly financial statements, the Audit Committee shall make a recommendation to the Board with respect to the appropriateness of the financial statements for inclusion in the Company's Annual Report and in the Company's Quarterly Reports.

     (b) ACCOUNTING DISCLOSURES AND RELATED MATTERS--At the completion of the annual audit and at such other times as the Committee may deem appropriate, the Committee shall review with the independent auditor, with management and/or with the internal auditor, as appropriate:

         o major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

         o analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

         o the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; and

         o the general types of information to be disclosed, and the general types of presentations to be made, in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP information), and in financial information and earnings guidance provided to analysts, rating agencies and the public.

     (c) INTERNAL   CONTROL   OVER   FINANCIAL    REPORTING--Periodically,    as
         appropriate,   the  Committee   shall  review  with   management,   the
         independent auditor, and/or with the internal auditor as appropriate:

         o any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting;

         o any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting; and

         o any significant changes in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting; and

         o the Management's Annual Report on Internal Control Over Financial Reporting prepared by management pursuant to the requirements of SEC Regulation S-K, Item 308(a).

3.  INTERNAL AUDITOR

     (a) INTERNAL AUDIT PLAN AND FINDINGS--The Audit Committee shall review and approve at least annually the internal audit plan of the internal auditor and shall discuss significant findings made by the internal auditor.

     (b) ORGANIZATION--The Audit Committee shall review and approve at least annually the responsibilities, budget and staffing of the internal audit function.

4.  OTHER

     (a) In addition to the responsibilities and duties described in this Charter, the Audit Committee shall undertake such other duties as the Board delegates to it.

     (b) In carrying out its responsibilities and duties, the Audit Committee may authorize or conduct investigations regarding any matter within the scope of its authority, responsibilities and duties.

     (c) Unless otherwise authorized by an amendment to this Charter, the Audit Committee may not delegate any of its authority to any subcommittee.

     (d) This Charter shall govern the operations and procedures of the Audit Committee.

     (e) The Audit Committee shall review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

                         ROUTE TO CH ENERGY GROUP, INC.


[GRAPHIC OMITTED]        FROM NEW YORK CITY AREA:
                         o  Taconic State parkway North to
                               Interstate 84 (I-84)
                         o  I-84 West to Exit 13 (Route 9)
                         o  Turn right off ramp onto Route 9 North
                         o  Route 9 approximately 12 miles to the
                               Academy Street / South Avenue Exit
                         o  Bear left at end of ramp and go
                               under overpass
                         o  Turn right into CH Energy Group, Inc.
                               entrance

                         FROM CONNECTICUT:
                         o  I-84 West to Exit 13 (Route 9)
                         o  Continue as above

                         FROM PENNSYLVANIA:
                         o  I-84 East to Exit 13 (Route 9)
                         o  Turn left off ramp onto Route 9 North
                         o  Continue as above

                         FROM NEW JERSEY AND UPSTATE
                            NEW YORK:
                         o  New York State Thruway (I-87) to Exit 18 (New Paltz)
                         o  Turn right onto Route 299
                         o  Route 299 approximately 5 miles, turn
                               right onto Route 9W South
                         o  Route 9W approximately 2 miles, bear
                               right for FDR/Mid-Hudson Bridge
                         o  After crossing bridge take first right
                               (Route 9 South)
                         o  Bear right off exit ramp into CH Energy
                               Group, Inc. entrance

                                ADMISSION TICKET
                      Present to the CH Energy Group, Inc.
                representative at the entrance to the auditorium.

                         ANNUAL MEETING OF SHAREHOLDERS
                           April 27, 2004, 10:30 a.m.

                              CH ENERGY GROUP, INC.
                       284 South Avenue, Poughkeepsie, NY

--------------------------------------------------------------------------------
                                     AGENDA

                             o Election of Directors
--------------------------------------------------------------------------------

         IT IS IMPORTANT THAT ALL SHARES BE REPRESENTED AT THIS MEETING,
                WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON.
                    TO MAKE SURE ALL SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

--------------------------------------------------------------------------------
                    IF PLANNING TO ATTEND THE ANNUAL MEETING,
              PLEASE MARK THE APPROPRIATE BOX ON THE REVERSE SIDE.
               PRESENT THIS ADMISSION TICKET TO THE REPRESENTATIVE
                   AT THE ENTRANCE TO THE ANNUAL MEETING ROOM.
--------------------------------------------------------------------------------





                            o FOLD AND DETACH HERE o
--------------------------------------------------------------------------------

P
R
O
X
Y

                              CH ENERGY GROUP, INC.
                          PROXY OF COMMON SHAREHOLDERS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints PAUL J. GANCI, HEINZ K. FRIDRICH, STANLEY J. GRUBEL, E. MICHEL KRUSE, and STEVEN M. FETTER or any one or more of them, as proxy, with full power of substitution, to vote, as designated on the reverse hereof, all shares of Common Stock owned of record by the undersigned on March 1, 2004, at the Annual Meeting of Shareholders of CH Energy Group, Inc. to be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on April 27, 2004, or any adjournment thereof, upon all such matters as may properly come before the meeting, including the following proposal described in the Proxy Statement, dated March 3, 2004, a copy of which has been received by the undersigned.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED WITH REGARD TO PROPOSAL NO. 1. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

1. Proposal No. 1: Election of Directors, Nominees:

CLASS I: 2007
01. Edward F.X. Gallagher
02. Steven V. Lant
03. Jeffrey D. Tranen

Comments (If Any) / Change of Address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             If you have written in the above space, please mark the
              corresponding box on the reverse side of this card.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

CH ENERGY GROUP, INC. [LOGO]

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8682
EDISON, NJ 08818-8682

You may vote the shares held in this account by telephone or electronically using the Internet. Voting by telephone or using the Internet will eliminate the need to mail voted proxy card(s) representing shares held in the account. To vote by telephone or using the Internet, please follow the steps below:

O HAVE THIS PROXY CARD AND YOUR SOCIAL SECURITY NUMBER AVAILABLE.


                        --------------------------------

                        --------------------------------

              Every Vote is important to us. Thank you for voting.



--------------------------------------------------------------------------------

       VOTE-BY-INTERNET                       [GRAPHIC]

--------------------------------------------------------------------------------
  1. LOG ON TO THE INTERNET AND GO TO HTTP://WWW.EPROXYVOTE.COM/CHG 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 12:01 AM ON 04/20/04.

  2.   FOLLOW THE DETAILED INSTRUCTIONS LOCATED ON THE WEB PAGE.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------

       VOTE-BY-TELEPHONE                      [GRAPHIC]

--------------------------------------------------------------------------------
  1. USING A TOUCH-TONE TELEPHONE, DIAL TOLL-FREE 1-877-PRX-VOTE (1-877-779-8683) 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 12:01 AM ON 04/20/04.

  2.   FOLLOW THE DETAILED INSTRUCTIONS ON THE TELEPHONE MENU.
--------------------------------------------------------------------------------

Both voting systems preserve the confidentiality of every vote and will confirm the voting instructions with you. You may also change selections on any or all of the proposals to be voted.

   IF VOTING USING THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.



--------------------------------------------------------------------------------
          o DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL o



/X/ PLEASE MARK                                                             1535
    VOTES AS IN THIS
    EXAMPLE.



The Directors recommend a vote "FOR" Proposal No. 1.
---------------------------------------------------------
               CH ENERGY GROUP, INC.
---------------------------------------------------------

1.  Election of Class I Directors-2007 (see reverse)

                                       FOR     WITHHOLD
01. Edward F. X. Gallagher
02. Steven V. Lant                     / /       / /
03. Jeffrey D. Tranen

/ / --------------------------------------------------------
    FOR, except vote withheld from the following nominee(s):


If you plan to attend the Annual Meeting, place an X in this box.      / /

If you wish us to discontinue Annual Report mailing for this
account, place an X in this box.                                       / /

If you indicated a change of address or comments on reverse side,
place an X in this box.                                                / /


2. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


NOTE: Please sign exactly as name above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: _________________________________________________  Date ____________

Signature: _________________________________________________  Date ____________